ASSIGNMENT, ASSUMPTION OF, AND AMENDMENT
TO
MASTER DISTRIBUTION AGREEMENT

This Assignment, Assumption of, and Amendment to Master Distribution Agreement ("***Assignment Agreement***") effective March 4th, 2019 ("***Assignment Effective Date***") is entered into between **Sysco Corporation** (herein also referred to as "***Sysco***") and **Tilted Kilt Franchise Operating, LLC** ("***Assignor***"), **ARC Group, Inc.** ("***Assignee***") for the purpose of assigning to and assumption by Assignee, and amendment of that certain Master Distribution Agreement between Assignor and Sysco dated October 23, 2017 (the "***Agreement***"). All capitalized terms not otherwise defined herein have the same meanings ascribed to them in the Agreement.

WHEREAS, Sysco and Assignor have entered into that certain Master Distribution Agreement dated October 23, 2017, and now desire to amend the Agreement to affect an assignment thereof;

WHEREAS, Assignee is the owner and franchisor of Dick's Wings, to which Assignee desires Sysco extend the right to purchase food distribution services under the Agreement commencing April 1, 2019;

WHEREAS, the Assignee can and agrees to fully perform the Agreement and such duties and obligations of Assignor as may exist under the Agreement;

WHEREAS, Sysco deems it consistent with its interests to recognize the Assignee as the successor party to the Agreement upon the occurrence of such assignment, conveyance, and transfer hereby and the inclusion and servicing of Dick's Wings that desire to participate under the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ASSIGNMENT AND ASSUMPTION

1. Effective as of this Assignment Agreement's Effective Date Assignor hereby assigns, conveys, and transfers all its rights, duties, obligations, and liabilities under the Agreement to the Assignee and Assignee hereby assumes, agrees to be bound by, and undertakes to perform all of the terms, covenants, and conditions contained in the Agreement.

2. Sysco hereby recognizes the Assignee as the Assignor's successor in interest in and to the Agreement. The Assignees hereby become entitled to all right, title, and interest of the Assignor in and to the Agreement in all respects as if the Assignee was the original party to the Agreement. The term "Customer" as used in the Agreement shall be deemed to refer to the Assignee rather than to the Assignor.

3. Except as expressly provided herein, nothing in this Assignment Agreement shall be construed as a waiver of any of Sysco's rights against the Assignor.

4. The Assignor and the Assignee hereby agree that Sysco shall not be obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any increases thereof, directly or indirectly arising out of or resulting from (a) said assignment, conveyance, and transfer or (b) this Assignment Agreement, other than those which Sysco, in the absence of such assignment, conveyance, and transfer, or this Assignment Agreement, would have been obligated to pay or reimburse under the terms of the Agreement.

5. The Assignor hereby guarantees payment of all liabilities and the performance of all obligations which the Assignee (a) assumes under the Agreement, or (b) may hereafter undertake under the Agreement as it may hereafter be amended or modified in accordance with the terms and conditions thereof, and the Assignor hereby waives notice of and consents to any such amendments or modifications.

6. Except as herein modified, the Agreement shall remain in full force and effect.

AMENDMENTS

1. All capitalized terms not otherwise defined herein have the same meanings ascribed to them in the Agreement.

2. As of and after the Assignment Effective Date, the terms "Primary Customer" and "Master Organization" whenever and wherever those terms appear in the Agreement and its attachments shall mean ARC Group, Inc.

3. As of April 1st, 2019, and, if not a corporate owned establishment, upon execution of a Participation Agreement substantially in the form set forth in Schedule 6 of the Agreement, Dick's Wings locations shall become Related Customers under the Agreement.

4. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with a new Schedule 1A, applicable to Tilted Kilt Customer Locations, and a new Schedule 1B, applicable to Dick's Wings Customer Locations, each attached hereto, respectively, as Attachment C and Attachment D.

5. Schedule 2 to the Agreement ("Fuel Cost Surcharge") is hereby deleted in its entirety and replaced with a new Schedule 2 as set forth in Attachment A hereto.

6. The Agreement is hereby amended to add a Schedule 3.1 ("Customer Representations – Dick's Wings") as set forth in Attachment B attached hereto.

7. Section C ("Annual Marketing Incentive") in Schedule 4 to the Agreement is hereby deleted in its entirety.

[Signature page follows]

WHEREBY, the parties hereto accept and agree to this Assignment, Assumption of, and Amendment to Master Distribution Agreement as of the Assignment Effective Date.

TILTED KILT FRANCHISE OPERATING, LLC
Assignor

By: ______________________
Printed: Logan Reyes
Title: CFO
Date: ______________________

ARC GROUP, INC.
Assignee and for Dick's Wings

By: ______________________
Printed: Nomi Yusafi
Title: COO ARC Inc.
Date: ______________________

SYSCO CORPORATION

By: ______________________
Printed: Greg Keller
Title: Senior VP National Accounts
Date: ______________________

ATTACHMENT A
TO
ASSIGNMENT, ASSUMPTION OF, AND AMENDMENT TO MASTER DISTRIBUTION AGREEMENT

SCHEDULE 2
TO
MASTER DISTRIBUTION AGREEMENT

Fuel Cost Surcharge

Due to the cost volatility of diesel fuel, a fuel cost surcharge will be added to each delivery invoice if the Average EIA Value (as defined below) exceeds the Base Range (as defined below). The surcharge will be determined using the matrix below and will be based upon the U.S. Average Retail On Highway Diesel Prices (the "***EIA Value***"), which is published electronically by the Energy Information Administration at the following website:

http://www.eia.gov/petroleum/gasdiesel/

If such publication is no longer published or available, then the parties will mutually agree upon an acceptable alternative source.

Average EIA Value (per gallon)	Surcharge Per Delivery
Less than $3.50 ("***Base Range***")	None
$3.50 to $3.69	$1.00
$3.70 to $3.89	$2.00
$3.90 to $4.09	$3.00
$4.10 to $4.19	$4.00
$4.20 to $4.39	$5.00
$4.40 to $4.59	$6.00
$4.60 to $4.79	$7.00
$4.80 to $4.99	$8.00
$5.00 to $5.19	$9.00
$5.20 to $5.39	$10.00

The "***Average EIA Value***" shall equal the average of the EIA Values published during the first two (2) months of each calendar quarter. The Average EIA Value thus computed will be referenced to the table to determine the applicable surcharge. The surcharge will be increased or decreased as necessary, to take effect as of the commencement of the following calendar quarter but shall never be reduced to less than zero dollars ($0.00). Although the chart above stops at a specified level of Average EIA Value, the fuel cost adjustment continues indefinitely with the surcharge increasing by $1.00 for every increase of $0.20 in the Average EIA Value.

ATTACHMENT B
TO
ASSIGNMENT, ASSUMPTION OF, AND AMENDMENT TO MASTER DISTRIBUTION AGREEMENT

SCHEDULE 3.1
TO
MASTER DISTRIBUTION AGREEMENT

Customer Representations – Dick's Wings

Customer Representations

This Agreement was prepared and based on the following representations which relate to all Customer Locations and are either aggregate totals or averages, as indicated.

Primary Customer representations as to certain operational assumptions:

Annual Purchase Volume	Not less than	$7,500,000
Estimated Total # of Customer Locations		22
Average Order Size	Not less than	$3,300
Number of Deliveries per week per location	No more than	2
Average Sell Price per "Piece" (case or split)		$ 34.50
Percentage of SYSCO® Brand Purchases to Total Purchases (by dollar volume)		35%
Maximum Number of Proprietary Items/Operating Company		10

ATTACHMENT C

SCHEDULE 1A TO MASTER DISTRIBUTION AGREEMENT

Margin Schedule

Applicable to Tilted Kilt

	Product Category ▲	Pricing Frequency	Margin/Fee Per Unit*•	Committed (Yes/No)	
1.	Healthcare	monthly	6.79%	Yes ☒	No ☐
2.	Dairy[1]	weekly	6.79%	Yes ☒	No ☐
3.	Meats St. Louis Ribs (30lb. case) Sirloin Steaks (10lb. case)	daily	$2.51/cs. $0.084/lb. $0.251/lb.	Yes ☒	No ☐
4.	Seafood	weekly	$2.51/cs.	Yes ☒	No ☐
5.	Poultry	weekly	$2.51/cs.	Yes ☒	No ☐
6.	Frozen	weekly	6.79%	Yes ☒	No ☐
7.	a) *Canned & Dry* b) Bottled Water	monthly monthly	6.79% $2.82/case fee	Yes ☒	No ☐
8.	Paper & Disposables	monthly	6.79%	Yes ☒	No ☐
9.	a) Chemical/Janitorial b) Ecolab	monthly monthly	6.79% Per contract with Customer	Yes ☒	No ☐
10.	Supplies & Equipment	monthly	6.79%	Yes ☒	No ☐
11.	Produce	weekly	6.79%	Yes ☒	No ☐
12.	a) Dispenser Beverage b) Coke, Pepsi, Dr. Pepper, Starbucks	monthly weekly	6.79% Per contract with Customer	Yes ☒	No ☐

▲ Sysco reserves the right, on prior notice to Customer, to adjust Cost during a pricing period in the event of major changes in Cost of any commodity or market-sensitive Product (that is not a Contracted Product), defined as a change of more than five percent (5%) of the then-current Cost.

* Commencing with the first anniversary of the Effective Date and each anniversary thereafter, the fees per unit will be increased by the Blended Percentage (as defined below in the Adjustments section) from the most recent fees per unit then in effect.

• The Distribution Charges for catch-weight Products in the Dairy, Meats, Seafood and Poultry Product categories priced on a fee per unit may vary due to variable weight per case and will be evaluated to achieve a $2.51 per case fee.

Certain Dispensed Beverage Products.

When a supplier of beverage Products (which may include SMS) separates the charges for equipment and service (***"E&S Charges"***) from the cost of the Product and Customer chooses to utilize equipment and service, Sysco will add E&S Charges to the Cost of the Product prior to calculating the Sell Price. If an Operating Company provides equipment and/or service, a reasonable E&S Charge will be added to the Cost of the Product sold by that Operating Company. If a third party provides equipment and/or service, a ratable portion of the third party's E&S Charge to Sysco will be added to the Cost of such beverage Products.

[1] The Sell Price of fluid dairy Products delivered to Customer Locations where applicable state law prescribes the manner of determining the sales price for such Products shall, notwithstanding anything to the contrary elsewhere in this Agreement, be determined in accordance with such applicable law.

Minimum Order; Small Order Surcharges.

Minimum Order 25 cases

This is the smallest delivery Sysco is obligated to make to a Customer Location. The delivering Operating Company may, at its sole discretion, elect to make deliveries in amounts less than the Minimum Order. In such event, the delivery shall be subject to a delivery surcharge mutually agreed upon between the Operating Company and the affected Customer Location.

For delivery of orders less than 25 cases, the delivering Operating Company will determine a delivery fee from the following table and add it to the invoice covering such delivery:

Order Size	Small Order Surcharge
Less than 25 cases	$75.00

Adjustments

During the term of the Agreement, the Distribution Charges are subject to adjustments annually based upon fluctuations in the consumer price index and in the employment cost index, more specifically described below, as published by the Bureau of Labor Statistics U.S. Department of Labor ("***BLS***"). This adjustment is in addition to and not in lieu of the other adjustments permitted under this Agreement and will equal the Blended Percentage (as defined below), multiplied by the then applicable fee per case or fee per pound, as further illustrated below. The Distribution Charges shall be adjusted on each anniversary of the Effective Date during the term of the Agreement (the "***Adjustment Date***").

Consumer Price Index Adjustment Factor

The Consumer Price Index Adjustment Factor shall be based upon fluctuations in the Consumer Price Index – All Urban Consumers, U.S. City Average, All items, less food and energy, base period: 1982-1984 = 100, not seasonally adjusted, (the "***CPI***") as published by the BLS. The adjustment factor shall be determined by comparing the average CPI over a twelve-month period to the average CPI over the same twelve month period ending one year earlier. The first adjustment shall compare against the CPI values for the twelve (12) months ending with September 2018, which values shall be added and divided by twelve (12) to determine the "***Base Period CPI Average***."

The CPI values for the twelve (12) calendar months ending with September of each year during the Term and immediately preceding the Adjustment Date shall be added and divided by twelve (12), which result is the "***Adjustment Date CPI Average***." The Adjustment Date CPI Average shall be compared to the Adjustment Date CPI Average for the immediately preceding Adjustment Date, or in the case of the first Adjustment Date, the Base Period CPI Average. The difference between the Adjustment Date CPI Average and the Adjustment Date CPI Average determined as of the immediately preceding Adjustment Date shall be divided by the immediately preceding Adjustment Date CPI Average (expressed as a percentage) and the resulting percentage shall be multiplied by twenty percent (20%) to arrive at the component of the adjustment attributable to variations in the CPI (the "***CPI Adjustment Factor***").

Employment Cost Index Adjustment Factor

The Employment Cost Index Adjustment Factor shall be based upon fluctuations in the "index number" published by BLS, in its Employment Cost Index, Private industry, Total Compensation, Transportation and material moving, not seasonally adjusted table Series ID CIU2010000520000l (the "***ECI***"). The adjustment factor shall be determined by comparing the average ECI over a period of four (4) calendar quarters to the average ECI over the same four quarters ending one year earlier. The first adjustment shall compare against the ECI values for the four (4) calendar quarters ending with September 2018, which shall be added and divided by four (4) to determine the "***Base Period ECI Average***."

The ECI values for the four (4) calendar quarters ending with the month of September of each year during the Term and immediately preceding the Adjustment Date shall be added and divided by four (4) which is the "***Adjustment Date ECI Average***." The Adjustment Date ECI Average will be compared to the Adjustment Date ECI Average for the immediately preceding Adjustment Date, or in the case of the Adjustment Date, the Base Period ECI Average. The difference between the Adjustment Date ECI Average and the Adjustment Date ECI Average determined as of the immediately preceding Adjustment Date shall be divided by the immediately preceding Adjustment Date ECI Average (expressed as a percentage) and the resulting percentage shall be multiplied by eighty percent (80%) to arrive at the component of the adjustment attributable to variations in the ECI (the "***ECI Adjustment Factor***").

Blended Percentage

The "***Blended Percentage***" shall equal the sum of the CPI Adjustment Factor and the ECI Adjustment Factor and shall be multiplied by the most recent fee per case or fee per unit to determine the adjustment amount.

Example

Assume that the Adjustment Date CPI Average as of the first Adjustment Date is 200.8 and the Base Period CPI Average is 196.5, the CPI Adjustment Factor would be computed as follows:

[(200.8 – 196.5) /196.5] x 0.20 = (4.3/196.5) x 0.20 = 2% x 0.20 = 0.4%

Assume that the Adjustment Date ECI Average as of the first Adjustment Date is 163.7 and the Base Period ECI Average is 158.5, the ECI Adjustment Factor would be computed as follows:

[(163.7 – 158.5)/158.5] x 0.80 = (5.2/158.5) x 0.80 = 3% x 0.80 = 2.4%

The Blended Percentage would then equal 2.8% (0.4% + 2.4%). Assuming that the then applicable fee per case were $2.10 per case, the adjustment to the fee per case would equal $0.05 ($2.10 x 2.8% = $0.05) and the resulting adjusted fee per case would then equal $2.15 ($2.10 + $0.05).

Substitute Indices

In the event either the above-described CPI or ECI data (or a successor or substitute index or data published by BLS) is not available, a reliable governmental or other reputable and independent publication evaluating the information theretofore used in determining the CPI or ECI, as the case may be, shall be mutually agreed.

ATTACHMENT D

SCHEDULE 1B TO MASTER DISTRIBUTION AGREEMENT

Margin Schedule

Applicable to Dick's Wings

	Product Category ▲	Pricing Frequency	Margin /Fee Per Unit *	Committed (Yes/No) ♦	
1.	Healthcare	weekly	5.96%	Yes ☒	No ☐
2.	Dairy[1]	weekly	5.96%	Yes ☒	No ☐
3.	Meats St Louis Ribs 30# Case Sirloin Steaks 10# Case	weekly weekly weekly	$ 2.19/CS $ 0.073/LB $ 0.219/LB	Yes ☒	No ☐
4.	Seafood	weekly	$ 2.19/CS	Yes ☒	No ☐
5.	Poultry	weekly	$ 2.19/CS	Yes ☒	No ☐
6.	Frozen	weekly	5.96%	Yes ☒	No ☐
7.	a) Canned & Dry b) Bottled Water	monthly monthly	5.96% $2.50case fee	Yes ☒	No ☐
8.	Paper & Disposables	monthly	5.96%	Yes ☒	No ☐
9.	a) Chemical/Janitorial b) Ecolab	monthly monthly	5.96% Per contract with Customer	Yes ☒	No ☐
10.	Supplies & Equipment Supplies on the Fly	weekly time of sell	5.96% Web Base Price List	Yes ☒	No ☐
11.	Produce	weekly	5.96%	Yes ☒	No ☐
12.	a) Dispenser Beverage b) Coke, Pepsi, Dr. Pepper, Starbucks	weekly weekly	5.96% Per contract with Customer	Yes ☒	No ☐

▲ Sysco reserves the right, on prior notice to Customer, to adjust pricing in the event of major changes in Cost of any commodity or market-sensitive Product (that is not a Contracted Product), defined as a change of more than five percent (5%) of the then-current Cost.

* Commencing with the first anniversary of the Effective Date and each anniversary thereafter, the fees per unit will be increased the Blended Percentage (as defined below in the Adjustments section) from the most recent fees per unit then in effect.

The distribution charge for catch-weight Products in the Dairy, Meats, Seafood and Poultry categories priced on a fee per unit may very due to variable weight per case and will be evaluated to achieve a $2.19 fee per case.

Certain Dispensed Beverage Products.

When a supplier of beverage Products (which may include SMS) separates the charges for equipment and service ("***E&S Charges***") from the cost of the Product and Customer chooses to utilize equipment and service, Sysco

[1] The Sell Price of fluid dairy Products delivered to Customer Locations where applicable state law prescribes the manner of determining the sales price for such Products shall, notwithstanding anything to the contrary elsewhere in this Agreement, be determined in accordance with such applicable law.

will add E&S Charges to the Cost of the Product prior to calculating the Sell Price. If an Operating Company provides equipment and/or service, a reasonable E&S Charge will be added to the Cost of the Product sold by that Operating Company. If a third party provides equipment and/or service, a ratable portion of the third party's E&S Charge to Sysco will be added to the Cost of such beverage Products.

Minimum Order; Small Order Surcharges.

This is the smallest delivery any Operating Company is obligated to make to a Customer Location. The delivering Operating Company may, at its sole discretion, elect to make deliveries in amounts less than the Minimum Order. In such event, the delivery shall be subject to a delivery surcharge mutually agreed upon between the Operating Company and the affected Customer Location.

For delivery of orders less than 25 cases the delivering Operating Company will determine a delivery fee from the following table and add it to the invoice covering such delivery:

Order Size	Small Order Surcharge
Less than 25 cases	$75.00